                                                                      EXHIBIT 11

                               FaxSav Incorporated

                               Earnings per share

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
                                                  For the Three Months Ended
                                                           March 31
                                                    1999               1998
                                                -------------------------------
Net Loss                                        $ (2,193,237)      $ (1,447,462)
                                                ============       ============

Weighted average number of
common and equivalent shares
used in computing pro forma loss
per share:                                        13,933,054         10,811,405
                                                ============       ============

Net loss per common and
equivalent share                                $       (.16)      $       (.13)
                                                ============       ============
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